Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Set forth below are the unaudited pro forma condensed combined balance sheet of New AM (as defined below) as of December 31, 2018, and the unaudited pro forma condensed combined statement of operations and comprehensive income of New AM for the year ended December 31, 2018. The unaudited pro forma condensed combined financial statements have been derived from (i) the audited consolidated financial statements of Antero Midstream GP LP (“AMGP”) as of and for the year ended December 31, 2018 and (ii) the audited consolidated financial statements of Antero Midstream Partners LP (“Antero Midstream”) as of and for the year ended December 31, 2018, adjusted to reflect the acquisition of Antero Midstream by AMGP.

On March 12, 2019, pursuant to that certain Simplification Agreement, dated October 9, 2018 (the “Simplification Agreement”), (i) AMGP converted from a limited partnership to a corporation under the laws of the State of Delaware (the “Conversion”) and changed its name to Antero Midstream Corporation (“New AM”), (ii) a wholly owned subsidiary of New AM merged with and into Antero Midstream, with Antero Midstream surviving such merger as an indirect, wholly owned subsidiary of New AM (the “Merger”) and (iii) New AM exchanged each issued and outstanding Series B Unit (each, a “Series B Unit”) representing a membership interest in Antero IDR Holdings LLC (“IDR Holdings”) for 176.0041 shares of New AM common stock (the “Series B Exchange” and, together with the Conversion, the Merger and the other transactions contemplated by the Simplification Agreement, the “Transactions”).  As a result of the Transactions, Antero Midstream is now a wholly owned subsidiary of New AM and former shareholders of AMGP, unitholders of Antero Midstream, including Antero Resources Corporation (“Antero Resources”), and holders of Series B Units now own New AM’s common stock (“New AM Common Stock”).

As discussed further in the notes to the unaudited pro forma condensed combined financial statements, the Transactions include:

•                  the issuance by New AM of one share of New AM Common Stock for each outstanding common share representing limited partner interests in AMGP (each, an “AMGP Common Share”) outstanding immediately prior to the Conversion;

•                  the issuance by New AM of 10,000 shares of Series A Non-Voting Perpetual Preferred Stock of New AM (the “New AM Preferred Stock”) to Antero Midstream Preferred Co LLC, a wholly owned subsidiary of AMGP (“Preferred Co”), for consideration of $0.01 per share;

•                  the issuance by New AM of approximately 158.4 million shares of New AM Common Stock in exchange for all the common units representing limited partner interests in Antero Midstream (the “Antero Midstream Common Units”) held by Antero Resources, which assumes that Antero Resources receives $3.00 in cash and 1.6023 shares of New AM Common Stock for each Antero Midstream Common Unit held;

•                  the issuance by New AM of approximately 144.6 million shares of New AM Common Stock in exchange for all Antero Midstream Common Units held by the unitholders of Antero Midstream other than Antero Resources (the “Antero Midstream Public Unitholders”), which assumes that Antero Midstream Public Unitholders receive $3.415 in cash and 1.6350 shares of New AM Common Stock for each Antero Midstream Common Unit held;

•                  the issuance by New AM of approximately 17.35 million shares of New AM Common Stock in exchange for all Series B Units in the Series B Exchange;

•                  the payment of cash consideration of approximately $599 million from borrowings under Antero Midstream’s revolving credit facility; and

•                  the elimination of the burden of Antero Midstream’s incentive distribution rights.

No effect was given to the conversion of phantom unit awards outstanding under Antero Midstream’s long-term incentive plan, which awards were converted into restricted stock units of New AM, with substantially the same terms and conditions (including with respect to vesting) applicable to such Antero Midstream phantom unit award. The issuance of New AM Common Stock for unvested Series B Units will result in an additional charge to equity-based compensation expense from the date of the completion of the Transactions through December 31, 2019. The increase in value was calculated based on the value of the New AM Common Stock transferred for the Series B Units relative to the value of the Series B Units immediately prior to the Series B Exchange.  Based on the value of the Series B Units, and assuming a value of the New AM Common Stock based on the closing sales price of the AMGP Common Shares at March 12, 2019, the additional charge is approximately $31 million, which will be amortized over the remainder of 2019.

AMGP was the sole member of Antero Midstream Partners GP LLC, the general partner of Antero Midstream, and also controlled the incentive distribution rights in Antero Midstream through its ownership interest in IDR Holdings (subject to the rights of the holders of Series B Units to receive distributions in respect of their Series B Units). As a result of the Merger, Antero Midstream became an indirect, wholly owned subsidiary of New AM, and former Antero Midstream unitholders now collectively own a majority of the outstanding New AM Common Stock. The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in AMGP’s and Antero Midstream’s respective Annual Reports on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial statements were prepared as if the Transactions had occurred on December 31, 2018 in the case of the unaudited pro forma condensed combined balance sheet and as of January 1, 2018 in the case of the unaudited pro forma condensed combined statement of operations and comprehensive income. We derived the following unaudited pro forma condensed combined financial statements by applying pro forma adjustments to the historical consolidated financial statements of AMGP. The Transactions have been accounted for as a business combination under ASC 850 — Business Combinations.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. We believe, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and are factually supportable, directly attributable and are expected to have a continuing impact on New AM’s profit and loss and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The notes to the unaudited pro forma condensed combined financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated and they do not purport to project the results of operations or financial condition for any future period or as of any future date.

ANTERO MIDSTREAM CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2018

(In thousands, except per share amounts)

					Pro Forma
	Antero	Antero			Antero
	Midstream	Midstream	Pro Forma		Midstream
	GP LP	Partners LP	Adjustments		Corporation
Assets
Current assets:
Cash	$2,822	—	—		2,822
Accounts receivable—Antero Resources	—	115,378	—		115,378
Accounts receivable—third party	—	1,544	—		1,544
Prepaid expenses and other current assets	87	21,513	(20,690	)(e)	910
Total current assets	2,909	138,435	(20,690)		120,654
Property and equipment, net	—	2,958,415	680,734	(e)	3,639,149
Deferred tax assets	1,304	—	—		1,304
Investment in unconsolidated affiliates	43,492	433,642	596,037	(a)(e)	1,073,171
Customer relationships	—	—	558,000	(e)	558,000
Goodwill	—	—	1,174,387	(e)	1,174,387
Other assets, net	—	15,925	—		15,925
Total assets	$47,705	3,546,417	2,988,468		6,582,590

Liabilities and Equity
Current liabilities:
Accounts payable—Antero Resources	$731	4,141	—		4,872
Accounts payable—third party	27	21,372	—		21,399
Taxes payable	15,678	—	—		15,678
Accrued liabilities	408	72,121	—		72,529
Asset retirement obligations	—	1,817	—		1,817
Other current liabilities	—	235	—		235
Total current liabilities	16,844	99,686	—		116,530
Non-current liabilities:
Long-term debt	—	1,632,147	604,551	(d)(e)	2,236,698
Contingent acquisition consideration	—	114,995	—		114,995
Asset retirement obligations	—	5,791	—		5,791
Other	—	2,290	—		2,290
Total liabilities	16,844	1,854,909	604,551		2,476,304
Equity:
Partners’ capital	30,861	1,691,508	(1,722,369	)(c)	—
Series A Non-Voting Preferred Stock, $0.01 par value, 10,000 shares issued and outstanding	—	—	—	(b)	—
Common stock, $0.01 par value; 500,842,558 shares issued and outstanding at December 31, 2018 on a Pro Forma Combined Basis	—	—	5,008	(c)	5,008
Additional paid-in capital	—	—	4,101,278	(c)	4,101,278
Total stockholders’ equity	30,861	1,691,508	2,383,917		4,106,286
Total liabilities and stockholders’ equity	$47,705	3,546,417	2,988,468		6,582,590

See accompanying notes to the unaudited pro forma condensed combined financial statements.

ANTERO MIDSTREAM CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income

Year Ended December 31, 2018

(In thousands, except per share amounts)

					Pro Forma
	Antero	Antero			Antero
	Midstream	Midstream	Pro Forma		Midstream
	GP LP	Partners LP	Adjustments		Corporation
Revenues:
Equity in earnings of Antero Midstream Partners LP	$142,906	—	(142,906	)(f)	—
Gathering and compression—Antero Resources	—	520,566	—		520,566
Water handling and treatment—Antero Resources	—	506,449	—		506,449
Water handling and treatment—third party	—	924	—		924
Gain on sale of assets—Antero Resources	—	583	—		583
Amortization of customer relationships	—	—	(34,227	)(g)	(34,227)
Total revenues	142,906	1,028,522	(177,133)		994,295
Operating expenses:
Direct operating	—	316,423	—		316,423
General and administrative (including $21,073 and $35,311 of equity-based compensation for AM and AMGP, respectively)	43,851	61,629	(12,136	)(o)	93,344
Impairment of property and equipment	—	5,771	—		5,771
Depreciation	—	130,013	47,700	(h)	177,713
Accretion and change in fair value of contingent acquisition consideration	—	(93,019)	—		(93,019)
Accretion of asset retirement obligations	—	135	—		135
Total operating expenses	43,851	420,952	35,564		500,367
Operating income	99,055	607,570	(212,697)		493,928
Other income (expenses)
Interest expense, net	(136)	(61,906)	(21,752	)(i)(n)	(83,794)
Equity in earnings of unconsolidated affiliates	—	40,280	(12,002	)(j)	28,278
Income before income taxes	98,919	585,944	(246,451)		438,412
Provision for income taxes (expense) benefit:
Current	(33,615)	—	33,615		—
Deferred	1,304	—	(111,108	)(k)	(109,804)
Total income taxes	(32,311)	—	(77,493)		(109,804)

Net income attributable to incentive distribution rights	—	(142,906)	142,906	(l)	—
Net income and comprehensive income	66,608	443,038	(181,038)		328,608

Net income attributable to vested Series B units	(5,236)	—	5,236	(m)	—
Net income attributable to common shareholders or unitholders	$61,372	443,038	(175,802)		328,608

Net income per common share or unit—basic	$2.38	0.33			0.66
Net income per common share or unit—diluted	$2.38	0.33			0.65

Weighted average number of common shares or units outstanding—basic	186,203	187,048	313,795	(c)	500,843
Weighted average number of common shares or units outstanding—diluted	186,203	187,398	320,334	(c)	507,732

See accompanying notes to the unaudited pro forma condensed combined financial statements.

ANTERO MIDSTREAM CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

December 31, 2018

(1)  Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared as if the Transactions had occurred on December 31, 2018 in the case of the unaudited pro forma condensed combined balance sheet and as of January 1, 2018 in the case of the unaudited pro forma condensed combined statement of operations and comprehensive income.

The Transactions have been accounted for as an acquisition by AMGP of Antero Midstream under ASC 805 — Business Combinations, and accounted for as a business combination, with the assumed assets and liabilities of Antero Midstream recorded at fair value.  Dividends related to the Series A Non-Voting Preferred Stock are considered to be de minimis to the net income per common share calculations, and therefore, are not reflected in the pro forma adjustments.

(2)  Pro Forma Adjustments and Assumptions

(a)         Adjustment reflects the elimination of AMGP’s equity investment in Antero Midstream.

(b)         Adjustment reflects the issuance of 10,000 shares of New AM Series A Non-Voting Preferred Stock to Preferred Co for consideration of $0.01 per share.  Dividends related to the Series A Non-Voting Preferred Stock are considered to be de minimis to the net income per common share calculations and therefore, are not reflected in the pro forma adjustments.

(c)          Adjustment reflects the issuance of approximately 186.2 million shares of New AM Common Stock in connection with the Conversion, the issuance of approximately 303.1 million shares of New AM Common Stock and the payment of approximately $599 million in cash in connection with the Merger, the issuance of approximately 17.35 million shares of New AM Common Stock in connection with the Series B Exchange, transaction costs, and the increase in deferred tax assets.

(d)         Adjustment reflects the incurrence of approximately $599 million of borrowings under Antero Midstream’s revolving credit facility to fund the cash consideration in the Merger.

(e)          Adjustment reflects the allocation of the purchase price to the fair value of the Antero Midstream assets and liabilities.

(f)            Adjustment reflects the elimination of AMGP’s equity in earnings in Antero Midstream.

(g)         Adjustment reflects the amortization of the customer relationships intangible asset.

(h)         Adjustment reflects additional depreciation expense related to the fair value adjustment to property and equipment.

(i)            Adjustment reflects amortization of the fair value adjustment to long-term debt.

(j)            Adjustment reflects a reduction in equity in earnings of affiliates for the amortization of the customer relationship intangible assets and depreciation related to the fair value adjustments to property and equipment, inherent within the fair value adjustment to investments in unconsolidated affiliates.

(k)         Adjustment reflects an increase in income taxes resulting from the adjusted combined pro forma pre-tax income, adjusted for the effects of permanent book to tax differences, based on the estimated blended federal and state statutory tax rate of approximately 25% for year ended December 31, 2018, as well as a reclassification of AMGP’s current income tax expense to deferred income tax expense.  The pro forma adjustments to income taxes are treated as deferred income tax expense as the tax treatment of the Transactions results in an increase in the depreciable and amortizable basis in Antero Midstream’s assets for tax purposes.

(l)            Adjustment reflects the elimination of the burden of Antero Midstream Corporation’s incentive distribution rights in Antero Midstream’s distributions.

(m)      Adjustment reflects the elimination of net income attributable to vested Series B Units.

(n)         Adjustment reflects additional interest expense due to the increase in outstanding indebtedness, assuming an effective interest rate of 3.8%.

(o)         Adjustment reflects a reduction to general and administrative expenses for expenses of the Transactions charged to expense.